Exhibit 5.1

June 9, 2026

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor

Cambridge, MA 02142

Re:	Registration Statement on Form S-3 Enveric Biosciences, Inc.

Ladies and Gentlemen:

As legal counsel to Enveric Bioscience, Inc., a Delaware corporation (the “Company”), in connection with its filing of (i) a Registration Statement on Form S-3 (Registration No. 333-280721) under Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2024 and amended on April 17, 2025 (the “Registration Statement”), (ii) the form of prospectus forming a part of the Registration Statement (the “Base Prospectus”), and (iii) the prospectus supplements dated April 17, 2025 (the “April 17 Prospectus Supplement”), February 6, 2026 (the “February 6 Prospectus Supplement”), and June 9, 2026 (the “June 9 Prospectus Supplement,” and together with the April 17 Prospectus Supplement and February 6 Prospectus Supplement, the “Prospectus Supplements”) (the Prospectus Supplements together with the Base Prospectus, the “Prospectus”). The June 9 Prospectus Supplement relates to the issuance and sale by the Company from time to time of shares of the Company’s common stock, par value $0.01 per share, having a maximum aggregate offering price of up to $2,425,000 (the “Shares”).

The Shares are to be sold pursuant to an At The Market Offering Agreement, dated as of April 9, 2025 (the “ATM Agreement”), by and between the Company and H.C. Wainwright & Co., LLC (the “Agent”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Amended and Restated Certificate of Incorporation of the Company, as amended and/or restated as of the date hereof;

B.	The Amended and Restated Bylaws of the Company, as amended and/or restated as of the date hereof;

C.	Resolutions of the Board of Directors of the Company approving, among other things, the issuance of the Shares;

D.	The Registration Statement and the Prospectus; and

E.	Such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through E above, it is our opinion that the Shares have been duly authorized for issuance, and when issued against payment therefor pursuant to the terms of the ATM Agreement, will be validly issued, fully paid, and non-assessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement, to the inclusion of this opinion as Exhibit 5.1 to a Current Report on Form 8-K filed by the Company on the date hereof and which is incorporated by reference into the Prospectus, and to the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law

2375 East Camelback Road | Suite 800 | Phoenix, Arizona 85016 | T +1 602.445.8000 | F +1 602.445.8100

www.gtlaw.com